UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2023

ADMA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey	07446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMA	Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement

On December 18, 2023, (the “Ares Closing Date”), ADMA Biologics, Inc. (the “Company”) and all of the Company’s subsidiaries entered into a Credit Agreement (the “Ares Credit Agreement”) with Ares Capital Corporation and certain credit funds affiliated with Ares Capital Corporation (collectively, “Ares”). The Ares Credit Agreement provides for $130 million in total senior secured credit facilities (the “Ares Credit Facilities”), consisting of (a) an initial term loan in the aggregate principal amount of $62,500,000 (the “Initial Term Loan Facility”) and (b) a revolving credit facility in the aggregate principal amount of up to $72,500,000 (the “Revolving Facility”). The Ares Credit Facilities were fully drawn down on the Ares Closing Date. The Ares Credit Facilities have a maturity date of December 20, 2027 (the “Ares Maturity Date”), subject to voluntary termination or acceleration pursuant to the Ares Credit Agreement, including upon an Event of Default (as defined in the Ares Credit Agreement).

On the Ares Closing Date, the Company used the proceeds of the Ares Credit Facilities, along with cash on hand, to terminate and pay in full all of the outstanding obligations under the Company’s previous senior credit facility with Hayfin Services LLP (the “Hayfin Credit Facility”) including the outstanding principal of all loans, all accrued and unpaid interest thereon, and any unpaid fees, charges, premiums (including prepayment premiums) and costs, and expenses related thereto. Any future proceeds from the Ares Credit Facilities will be used for other general corporate purposes.

Borrowings under the Initial Term Loan Facility will initially bear interest at the adjusted Term SOFR for a three‑month tenor in effect on the day that is two business days prior to the first day of the applicable calendar quarter plus 6.50% (the “Initial SOFR Term Loan Applicable Margin”). Borrowings under the Revolving Facility will initially bear interest at the adjusted Term SOFR for a three‑month tenor in effect on the day that is two business days prior to the first day of the applicable calendar quarter plus 3.75% (the “SOFR Revolving Facility Applicable Margin”). On the Ares Closing Date, the interest rate on the Initial Term Loan Facility was 11.87774% and the interest rate on the Revolving Facility was 9.12774%. At the option of the Company, each of the Initial Term Loan Facility and the Revolving Facility may be converted from Term SOFR Loans to ABR Loans. If converted to an ABR Loan, the Initial Term Loan Facility would bear interest at a rate of a fluctuating rate of interest per annum equal to the highest of (a) the Prime Rate (as defined in the Credit Agreement) in effect on such day, (b) the Federal Funds Rate (as defined in the Credit Agreement) in effect on such day plus ½ of one percentage point, and (c) the adjusted Term SOFR for a one-month tenor in effect on the day that is two business days prior to such date (the highest of (a), (b) and (c), “ABR”), plus 5.50% (the “Initial ABR Term Loan Applicable Margin”). If converted to an ABR Loan, the Revolving Facility would bear interest at a rate of ABR plus 2.75% (the “ABR Revolving Facility Applicable Margin”). Upon, and during the continuance of, an Event of Default, the Initial SOFR Term Loan Applicable Margin, the SOFR Revolving Facility Applicable Margin, the Initial ABR Term Loan Applicable Margin and the ABR Revolving Facility Applicable Margin shall each increase by an additional 2.0% per annum.

On the Ares Maturity Date, the Company will pay Ares the entire outstanding principal amount underlying the Ares Credit Facilities and any accrued and unpaid interest thereon. Prior to the Ares Maturity Date, there will be no scheduled principal payments on the Ares Credit Facilities. The Company may prepay the outstanding principal under the Revolving Facility, together with any accrued but unpaid interest on the prepaid principal amount, at any time and from time to time upon three business days’ prior written notice with no prepayment premium. The Company may prepay the outstanding principal on the Initial Term Loan Facility, together with any accrued but unpaid interest on the prepaid principal amount, at any time and from time to time upon three business days’ prior written notice, subject to the payment to Ares of a prepayment premium equal to (i) the present value as of such date of all remaining required interest payments on the principal amount being repaid plus 1.5% of the prepaid principal amount, if prepaid on or prior to the first anniversary of the Ares Closing Date, (ii) 1.5% of the prepaid principal amount, if prepaid after the first anniversary of the Ares Closing Date and on or prior to the second anniversary of the Ares Closing Date, or (iii) 1.0% of the prepaid principal amount, if prepaid on or prior to the third anniversary of the Ares Closing Date.

All of the Company’s obligations under the Ares Credit Agreement are secured by a first-priority lien and security interest in substantially all of the Company’s tangible and intangible assets, including intellectual property and all of the equity interests in the Company’s subsidiaries. The Ares Credit Agreement contains certain representations and warranties, affirmative covenants, negative covenants and conditions that are customarily required for similar financings. The negative covenants include certain financial covenants, including maximum total leverage ratios and a $15,000,000 minimum liquidity covenant, and also restrict or limit the Company’s ability and the ability of the Company’s subsidiaries to, among other things and subject to certain exceptions contained in the Ares Credit Agreement, incur new indebtedness; create liens on assets; engage in certain fundamental corporate changes, such as mergers or acquisitions, or changes to the Company’s or the Company’s subsidiaries’ business activities; make certain Investments or Restricted Payments (each as defined in the Ares Credit Agreement); engage in certain affiliate transactions; or enter into, amend or terminate any other agreements that have the impact of restricting the Company’s ability to make loan repayments under the Ares Credit Agreement.

The foregoing summaries of the Credit Agreement and the Security Agreement do not purport to be complete and is qualified in entirety by reference to the Credit Agreement and Security Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement

To the extent applicable, the disclosures regarding the prepayment of the Hayfin Credit Facility included in Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the disclosures of the material terms and conditions of the Ares Credit Facilities included in Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.

Item 8.01	Other Events

On December 18, 2023, the Company issued a press release announcing the Ares Credit Facilities. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1
Credit Agreement, dated as of December 18, 2023, by and among ADMA Biologics, Inc., as Administrative Borrower, ADMA BioManufacturing, LLC, ADMA Plasma Biologics, Inc. and ADMA BioCenters Georgia Inc., each as Borrowers, certain subsidiaries of ADMA Biologics, Inc., as Guarantors, from time to time party thereto, the Lenders from time to time party thereto, Ares Capital Corporation, as Administrative Agent and as Collateral Agent, and ACF FINCO I LP, as Revolving Agent.

10.2
Security Agreement, dated as of December 18, 2023, by and among ADMA Biologics, Inc., ADMA BioManufacturing, LLC, ADMA Plasma Biologics, Inc. and ADMA BioCenters Georgia, Inc., as Grantors, and Ares Capital Corporation, as Collateral Agent.

99.1	Press Release of the Company, dated December 18, 2023.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 18, 2023	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Executive Vice President and Chief Financial Officer